Exhibit 5.1

April 1, 2010

BRE Properties, Inc.

525 Market Street

4th Floor

San Francisco, California 94105

Re:	BRE Properties, Inc., a Maryland corporation (the “Company”) - Issuance and sale of 7,000,000 shares (the “Firm Shares”) of common stock, par value $0.01 per share (“Common Stock”), of the Company and the grant by the Company to the Underwriters (as defined herein) of the option to purchase up to an additional 1,050,000 shares of Common Stock (the “Option Shares” and together with the Firm Shares, the “Shares”) solely to cover over-allotments, pursuant to a Registration Statement on Form S-3 (Registration No. 333-147238) filed with the United States Securities and Exchange Commission (the “Commission”), as amended to date (the “Registration Statement”)

Ladies and Gentlemen:

We have acted as Maryland corporate counsel to the Company in connection with the registration of the Shares under the Securities Act of 1933, as amended (the “Act”), by the Company pursuant to the registration statement on Form S-3 (File No. 333-147238) filed with the Securities and Exchange Commission (the “Commission”) on or about November 8, 2007. You have requested our opinion with respect to the matters set forth below.

In our capacity as Maryland corporate counsel to the Company and for the purposes of this opinion, we have examined originals, or copies certified or otherwise identified to our satisfaction, of the following documents (collectively, the “Documents”):

(i) the corporate charter of the Company (the “Charter”), consisting of Articles of Incorporation filed with the State Department of Assessments and Taxation of Maryland (the “Department”) on January 25, 1996; Articles of Merger filed with the Department on March 14, 1996; Articles of Amendment and Restatement filed with the Department on April 2, 1996; Articles of Amendment filed with the Department on April 21, 1997; Certificate of Correction filed with the Department on September 23, 1998; Articles Supplementary filed with the Department on January 28, 1999; Articles Supplementary filed with the Department on June 14, 2002; Articles Supplementary filed with the Department on March 11, 2004; Articles of Amendment filed with the Department on May 20, 2004; Articles Supplementary filed with the Department on December 8, 2004; and Articles of Amendment filed with the Department on May 23, 2005;

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BALLARD SPAHR LLP

BRE Properties, Inc.

April 1, 2010

(ii) the Second Amended and Restated Bylaws of the Company as adopted on May 17, 2007 (the “Bylaws”);

(iii) resolutions adopted, and actions taken, by the Board of Directors of the Company on or as of July 26, 2007 and March 29, 2010 and by the individuals who comprise the Executive Committee of the Board of Directors on or as of March 31, 2010 with respect to, among other things, the filing of the Registration Statement (as defined herein) and the issuance of the Shares (collectively, the “Directors’ Resolutions”);

(iv) the Registration Statement on Form S-3 (File No. 333-147238) filed with the Commission on or about November 8, 2007 and the related prospectus and form of prospectus supplement, in substantially the form filed or to be filed with the Commission pursuant to the Act (the “Registration Statement”);

(v) an executed copy of the Purchase Agreement, dated as of April 1, 2010 (the “Purchase Agreement”), by and among the Company and Merrill Lynch, Pierce, Fenner & Smith Incorporated and Wells Fargo Securities, LLC, as representatives of the several underwriters listed in Schedule A thereto (the “Underwriters”);

(vi) a Certificate of Officers of the Company, dated as of April 1, 2010, executed by Kerry Fanwick, Executive Vice President, General Counsel and Secretary of the Company, and by John A. Schissel, Executive Vice President and Chief Financial Officer of the Company (the “Officers’ Certificate”), to the effect that, among other things, the Charter, the Bylaws, and the Directors’ Resolutions are true, correct and complete, have not been rescinded or modified and are in full force and effect on the date of the Officers’ Certificate, and certifying as to the manner of adoption of the Directors’ Resolutions (including approval by the Continuing Directors (as defined in the Charter)), and the form, execution and delivery of the Purchase Agreement;

(vii) a status certificate of the Department, dated as of a recent date, to the effect that the Company is duly incorporated and existing under the laws of the State of Maryland; and

(viii) such other laws, records, documents, certificates, opinions and instruments as we have deemed necessary to render this opinion, subject to the limitations, assumptions and qualifications noted below.

Insofar as the opinions and other matters set forth herein constitute, or are based upon, factual matters, we have relied solely upon the Officers’ Certificate and our knowledge. The words “our knowledge” signify that, in the course of our representation of the Company in matters with respect to which we have been engaged by the Company as Maryland corporate counsel, no information has come to our attention that would give us actual knowledge or actual notice of the inaccuracy of the statement, opinion or other matters so qualified. We have undertaken no independent investigation or verification of any such statements, opinions or matters. The words “our knowledge” and similar language used herein are intended to be limited to the knowledge of the attorneys within our firm who have represented the Company, as Maryland corporate counsel, in connection with the Registration Statement.

BALLARD SPAHR LLP

BRE Properties, Inc.

April 1, 2010

In reaching the opinions set forth below, we have assumed the following:

(a) each person executing any of the Documents on behalf of any party (other than the Company) is duly authorized to do so;

(b) each natural person executing any of the Documents is legally competent to do so;

(c) any of the Documents submitted to us as originals are authentic; the form and content of any Documents submitted to us as unexecuted drafts do not differ in any respect relevant to this opinion from the form and content of such documents as executed and delivered; any of the Documents submitted to us as certified, facsimile or photostatic copies conform to the original document; all signatures on all of the Documents are genuine; all public records reviewed or relied upon by us or on our behalf are true and complete; all statements and information contained in the Documents are true and complete; there has been no modification of, or amendment to, any of the Documents, and there has been no waiver of any provision of any of the Documents by action or omission of the parties or otherwise;

(d) all certificates submitted to us, including, without limitation, the Officers’ Certificate, are true, correct and complete both when made and as of the date hereof;

(e) the actions documented by the Directors’ Resolutions were taken at duly called meetings of directors at which a quorum of the incumbent members of the Board of Directors or a committee thereof, as the case may be, was present and acting throughout, by the affirmative vote of a majority of the entire Board of Directors, or a committee thereof, as the case may be, or by unanimous written consent by all incumbent members of the Board of Directors, or a committee thereof, as the case may be, all in accordance with the Charter and Bylaws and applicable law; and

(f) none of the Shares will be issued or transferred in violation of the provisions of Article VII of the Charter relating to restrictions on ownership and transfer of capital stock.

Based on the foregoing, and subject to the assumptions and qualifications set forth herein, it is our opinion that, as of the date of this letter:

1. The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Maryland.

2. The Shares have been duly authorized for issuance by the Company, and when such Shares are issued and delivered by the Company in exchange for payment of the consideration therefor in accordance with the terms of the Purchase Agreement and the Directors’ Resolutions, such Shares will be duly authorized, validly issued, fully paid and non-assessable.

BALLARD SPAHR LLP

BRE Properties, Inc.

April 1, 2010

The foregoing opinion is limited to the substantive laws of the State of Maryland, and we do not express any opinion herein concerning any other law. We express no opinion as to the applicability or effect of any federal or state securities laws, including the securities laws of the State of Maryland, or as to federal or state laws regarding fraudulent transfers. To the extent that any matter as to which our opinion is expressed herein would be governed by any jurisdiction other than the State of Maryland, we do not express any opinion on such matter.

This opinion letter is issued as of the date hereof and is necessarily limited to laws now in effect and facts and circumstances presently existing and brought to our attention. We assume no obligation to supplement this opinion letter if any applicable laws change after the date hereof, or if we become aware of any facts or circumstances that now exist or that occur or arise in the future and may change the opinions expressed herein after the date hereof.

We consent to your filing this opinion as an exhibit to the Registration Statement and further consent to the filing of this opinion as an exhibit to the applications to securities commissioners for the various states of the United States for registration of the Shares. We also consent to the identification of our firm as Maryland counsel to the Company in the section of the Registration Statement entitled “Legal Matters”. In giving this consent, we do not admit that we are within the category of persons whose consent is required by Section 7 of the Act.

Very truly yours,

/s/ Ballard Spahr LLP